UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2006

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 16, following a Call To Vote on a Board Resolution to remove Mr. Alan Stone from the Company’s Audit Committee due to personality conflicts with the other members of the Audit Committee, which such other members expressed that the Audit Committee could not continue to function as it was then constituted. Mr. Stone, an independent member of the Company’s Board of Directors and of its Audit Committee, orally expressed his intention to resign from the Company’s Board of Directors. The Company received Mr. Stone’s written resignation on March 17, 2006.

Mr. Stone’s letter of resignation is attached hereto as exhibit 99.1. The Filer (Action Products International, Inc.) respectfully disagrees with Mr. Stone’s positions stated in exhibit 99.1. Mr. Stone was not physically present at any Board or Audit Committee meetings during his tenure, where all Directors and Committee members would have full access to all company records, accounting and supporting documents.

The Board of Directors expects to nominate a replacement to both the board of Directors and Audit Committee as promptly as possible. The Board appreciates Mr. Stone’s past service.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Exhibits:

Exhibit No.	Description
99.1	Resignation Letter From Alan Stone, dated March 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ JOHN R OLIVER
John R Oliver Chief Financial Officer